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                                                                   EXHIBIT 23.5



                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Amendment No. 1 of this Registration Statement of FPA Medical Management, Inc. on Form S-3 of the report of Stevenson, Jones, Imig, Holmaas & Kleinhans, P.C. dated April 27, 1994 on the financial statements of Thomas-Davis Medical Centers, P.C. as of December 31, 1993 and for the year then ended, appearing in Registration Statement No. 333-31351 of FPA Medical Management, Inc. on Form S-3 under the Securities Act of 1933.

        We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                      STEVENSON, JONES & HOLMAAS, P.C.


Tucson, Arizona
September 26, 1997